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                                   Exhibit 10
                              Employment Agreements

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                                  Exhibit 10.1

                              EMPLOYMENT AGREEMENT


        THIS AGREEMENT is made and entered into as of January 1, 1998, by and among Skaneateles Bancorp, Inc., a Delaware corporation (the "Company"), and its wholly-owned subsidiary, Skaneateles Savings Bank (the "Bank"), each having its principal place of business at 33 East Genesee Street, Skaneateles, New York 13152-0460, and John P. Driscoll, residing at 4 West Lake Street, Skaneateles, New York 13152 ("Executive").

        In consideration of the mutual covenants herein contained, the Company, the Bank and Executive, intending to be legally bound, hereby agree as follows:


A.      TERMS OF EMPLOYMENT

        1. EMPLOYMENT. Executive shall serve as Chairman of the Board of Directors, President and Chief Executive Officer of the Company and the Bank and shall continue to be employed by the Company and the Bank exclusively in those capacities during the term hereof. Executive shall have such executive, policy and management authority and prerogative as is customarily given to persons serving in such capacities, and shall also perform such key executive duties and responsibilities for the Company and the Bank as may from time to time reasonably be specified by their respective Boards of Directors.

        2. TERM. This Agreement shall be effective from January 1, 1998 until terminated in accordance with the provisions hereof.

        3. EXECUTIVE DUTIES. Executive agrees that during the term of this Agreement and his employment hereunder, he will devote his full business time and energy to the business, affairs and interests of the Company and the Bank, which he will serve diligently and to the best of his ability.

        4. COMPENSATION. The Bank agrees to pay to Executive, as compensation for the services rendered by him to the Company or the Bank during the term of this Agreement and his employment hereunder, the following:

               (a) Base Salary. A base salary for 1998 of $138,000. In 1999 and thereafter Executive's base salary shall annually be reviewed and fixed as determined by the Board of Directors of the Company in its discretion, provided, however, that in no event shall Executive's base salary be reduced without his prior written consent.

               (b) Formula Cash Bonus. A cash bonus (the "Formula Bonus"), payable in the first quarter of each year beginning in 1998 and determined with reference to the Company's actual earnings per share for the immediately preceding fiscal year, in an amount which, on an after-tax basis calculated using Executive's effective tax rate for the prior year, is equal to:




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
If actual earnings per share are:             then Executive's Bonus shall be:
Less than Budget EPS                                                        $0
Equal to Budget EPS                                                     $5,000
Budget EPS plus $.04 per share                                         $10,000
Budget EPS plus $.08 per share                                         $15,000
Budget EPS plus $.12 per share                                         $20,000
Budget EPS plus $.20 per share                                         $25,000

For purposes of this Section 4, "Budget EPS" means the earnings per share approved by the Board of Directors of the Company in its budget for a given fiscal year, appropriately adjusted to reflect any stock splits, combination of shares, stock dividends, rights offerings, or other changes in the corporate structure of shares of the Company. Budget EPS for any fiscal year shall, for purposes of this Agreement, always be equal to or greater than Budget EPS for the preceding fiscal year. If Budget EPS for any fiscal year is less than Budget EPS for the preceding fiscal year, then the figure for the preceding fiscal year shall be used in calculating Executive's Formula Bonus hereunder.

Any Formula Bonus determined to be payable hereunder shall be invested in the Annuity (as hereinafter defined).

               (c) Discretionary Cash Bonus. Such cash bonus (the "Discretionary Bonus") as the Board of Directors of the Company may, in its discretion, award to the Executive from time to time. The Formula Bonus and the Discretionary Bonus, if any, are collectively referred to in this Agreement as the "Bonus."

        5. ANNUITY. As additional compensation for the services rendered by him, the Company and the Bank, jointly and severally, agree to pay, for the account of Executive, each year until he reaches age 63, and thereafter if the parties shall mutually agree, the premium in the amount of $5,345 (calculated on an after-tax basis using Executive's effective tax rate for the prior year) on an individual flexible premium deferred variable annuity contract chosen and owned by Executive (the "Annuity"). The obligation of the Company and the Bank to pay for the Annuity shall survive the expiration of the term of this Agreement and Executive's employment hereunder, except as otherwise provided in Section 9 hereof. As between the Company and the Bank, on the one hand, and Executive, on the other, Executive shall have sole investment authority and prerogative with respect to the Annuity, and the Company and the Bank shall have no responsibility for the investment performance thereof. Executive shall make no withdrawals from the Annuity for so long as he is employed by the Company and the Bank.

        6. BENEFITS. During the term of this Agreement and his employment hereunder, Executive shall be entitled to participate in all fringe benefits, including pension, group insurance, hospitalization, deferred compensation, and any other benefit or incentive plans of the Company or the Bank currently in effect or hereafter adopted and generally or customarily available to all employees of senior executive status ("Benefits"), for which he meets the eligibility requirements.

        7. EXPENSE REIMBURSEMENT. During the term of this Agreement and his employment hereunder, the Company and the Bank shall reimburse Executive promptly for, or pay on his behalf, all expenditures incurred by him in furtherance of or in connection with the business of the Company or the Bank, upon submission of necessary or appropriate documentation substantiating such expenditure in accordance with the policy of the Company and the Bank. Such expenses shall include travel, entertainment, parking, business meetings and the monthly costs, including dues, of maintaining memberships at the Skaneateles Country Club, Onondaga Country Club, Oak Hill Country Club, and such other appropriate clubs or organizations approved by the Board of Directors of the Company. The Company and the Bank shall also furnish Executive with the use of a suitable vehicle.

        8. SUPPLEMENTAL RETIREMENT BENEFITS. As additional compensation for the services rendered by Executive, the Company and the Bank, jointly and severally, agree to set aside into trust, each year until Executive reaches age 63, and thereafter if the parties shall mutually agree, the sum of $14,200 to be used for the purposes of measuring a supplemental retirement benefit (the "Supplemental Benefit") pursuant to a supplemental retirement agreement (the "Supplemental Agreement") and a trust agreement (the "Trust Agreement"), both dated as of January 1, 1998. The obligation of the Company and the Bank to pay the Supplemental Benefit pursuant to the Supplemental Agreement and the Trust Agreement shall survive



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the expiration of the term of this Agreement and Executive's employment hereunder, except as otherwise provided in Section 9 hereof.

        9. TERMINATION. This Agreement, and Executive's employment hereunder, may be terminated:

           (a) Termination for Cause. By the Company or the Bank, upon thirty
(30) days' prior written notice to Executive for any of the following reasons ("Cause"): (i) Executive's continuing refusal to perform such services (other than services constituting a Material Change, as that term is hereinafter defined) as may reasonably be assigned to him by the Company or the Bank; or
(ii) Executive's willful misconduct or gross negligence in the performance of his employment duties; or (iii) Executive's breach of his duty of loyalty to, or acts of unfair competition with, the Company or the Bank while he is employed by them; or (iv) Executive's conviction of any crime or offense involving money, property or personnel of the Company or the Bank, or of any other crime which constitutes a felony; or (v) Executive's illegal use, possession or being under the influence of any narcotic, controlled substance or alcoholic beverage while at work; or (vi) any conduct by Executive that, under applicable laws and regulations, disqualifies him from serving as an officer or employee of the Bank. In the event of a termination for Cause, the Company and the Bank shall have no liability to Executive hereunder for salary, Bonus or Benefits (as defined in Section 6 hereof) and no further liability in respect of the payment of premiums on the Annuity or the Supplemental Benefit beyond the effective date of termination except as required by law.

           (b) Termination Without Cause. By the Company or the Bank, upon thirty (30) days' prior written notice to Executive, without Cause; provided, however, that in such event, Executive shall be entitled to receive, and the Company and the Bank shall be obligated to pay, (i) his full salary, Bonus and Benefits (to the extent that Executive's continued participation is possible under the general terms and provisions of such plans and programs) until the earlier of (A) expiration of a three (3) year period beginning on the effective date of his termination, or (B) Executive reaches age 65, (ii) premiums on the Annuity in accordance with the terms of Section 5 hereof each year until Executive reaches (or would have reached) age 63, and (iii) payment in respect of the Supplemental Benefits in accordance with Section 8 hereof until Executive reaches or would have reached age 63.

           (c) Termination By Executive. By Executive, upon thirty (30) days' prior written notice to the Company and the Bank. In such event, (i) the Company and the Bank shall have no liability to Executive hereunder for salary, Bonus or Benefits and no further liability in respect of the payment of premiums on the Annuity or the Supplemental Benefit beyond the effective date of termination except as required by law, and (ii) Executive shall pay to the Bank or the Company (as the case may be), unless they otherwise agree, an amount equal to $5,345 times the actual number of years of service (including partial years) completed by Executive hereunder, subject to a maximum of five (5), such repayment to be in the form of cash or assignment of the value of the Annuity, as elected by Executive. However, notwithstanding any resignation or other seemingly voluntary departure, Executive's termination of employment shall not be deemed voluntary for purposes of this Agreement if, without Executive's express written consent, the Company or the Bank: (i) downgrades Executive's title, or reduces the nature or scope of Executive's authority and prerogative, or materially increases the nature or scope of his responsibilities and duties, from those applicable to him as of the effective date of this Agreement; or (ii) reduces his base salary; or (iii) fails to provide Executive with a package of Benefits that, though one or more elements may vary from those in effect as of the date of this Agreement, is substantially comparable to such Benefits; or
(iv) changes the location of Executive's principal place of employment to a location that is outside the general metropolitan area of Syracuse, New York; or
(v) otherwise breaches this Agreement (the foregoing reasons being collectively referred to herein as a "Material Change"). In the event Executive's employment terminates in consequence of a Material Change, Executive shall be entitled to receive, and the Company and the Bank shall be obligated to pay, (i) his full salary, Bonus and Benefits (to the extent that such continued participation is possible under the general terms and provisions of such plans and programs) until the earlier of (A) expiration of a three (3) year period beginning on the effective date of the Material Change, or (B) Executive reaches age 65, (ii) premiums on the Annuity in accordance with the terms of Section 5 hereof each year until Executive reaches (or would have reached) age 63, and (iii) payment in respect of the Supplement Benefits in accordance with Section 8 hereof until Executive reaches or would have reached age 63.

           (d) Death. Automatically on the date of Executive's death. In such event, Executive's estate shall be entitled to receive, and the Company and the Bank shall be obligated to pay, (i) his base salary during, and a pro rata portion of his Bonus for, a period of six (6) months following the date of his death, and (ii) premiums on the Annuity in accordance with the terms of Section 5 hereof up to and including the year of his death and (iii) payments on the Supplemental Benefit in accordance with the terms of Section 8 hereof up to and including the year of his death.



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           (e) Disability. Automatically on the date that he begins to receive payments under the policy of long-term disability insurance maintained by the Company or the Bank for the benefit of its senior executives. In such event, Executive shall be entitled to receive, and the Company and the Bank shall be obligated to pay, (i) his base salary during, and a pro rata portion of his Bonus for, any waiting period under such insurance, and (ii) premiums on the Annuity in accordance with the terms of Section 5 hereof each year until Executive reaches (or would have reached) age 63 and (iii) payments on the Supplemental Benefit in accordance with the terms of Section 8 each year until Executive reaches (or would have reached) age 63.

           (f) Retirement. Automatically on the date of Executive's retirement at or after age 63.

        Termination of this Agreement and Executive's employment hereunder for any reason shall, unless the Company and the Bank shall otherwise agree, constitute his resignation as a director and officer of the Company and the Bank as of the effective date of termination without the need for any additional or further action on part of Executive.


B.      PAYMENT OF SEVERANCE UPON CHANGE IN CONTROL

        10.    PAYMENT OF SEVERANCE AMOUNT.

               (a) If, during the term of this Agreement and Executive's employment hereunder, there shall occur a Change in Control (as defined in Section 11 hereof), then Executive may, at his election, voluntarily terminate this Agreement and his employment thereunder, in which event the Successor shall:

                      (i) continue to be responsible to pay to and provide for
               Executive his full base salary, Bonus and Benefits as were in effect immediately preceding the effective date of the Change in Control (such amount being referred to herein as the "Severance Amount") until the earlier of (A) expiration of a three (3) year period beginning on the effective date of the Change of Control, or (B) Executive reaches age 65; and

                      (ii) make lump sum payments in respect of the Annuity and
               the Supplemental Benefit for the account of Executive within thirty (30) days after the Change of Control, such payments to be in amounts equal to the respective present values of annual installments of $10,345 (calculated on an after-tax basis using Executive's effective tax rate for the prior year) and $14,200 each for the number of years (including partial years) from the date of the Change of Control until Executive reaches age 63. For purposes of the foregoing payments, present value shall be calculated using the Bank's posted certificate of deposit rate for the relevant period of time, or, if no rate is posted for such period, an approximation thereof.

               (b) Executive shall not be required to mitigate the Severance Amount by seeking other employment or otherwise, nor shall the Severance Amount be reduced or offset by any compensation earned by Executive as the result of his employment by another employer subsequent to the effective date of termination of his employment with the Successor.

               (c) Notwithstanding any other provision of this Agreement, in no event shall the total payments to the Executive pursuant to this Section 10 exceed the amount which could be received without incidents of excise taxation under Section 4999 of the Internal Revenue Code, as amended, or any successor provision thereto.

        11. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following respective meanings:

               (a)    A "Change in Control" shall have occurred if:

                      (i) the Company is merged or consolidated with another entity and as a result thereof less than seventy-five percent (75%) of the outstanding voting securities of the surviving or resulting entity shall then be owned in the aggregate by the former shareholders of the Company; or

                      (ii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, or sale or other disposition of assets, or any combination of the foregoing transactions, the individuals who



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        constitute the Board of Directors of the Company before any such transaction shall not constitute a majority of the board of directors of the surviving or resulting entity; or

                      (iii) a tender offer or exchange offer for the ownership of securities of the Company representing over twenty-five percent (25%) of the combined voting power of the Company's then outstanding voting securities is made and consummated; or

                      (iv) any "person," including a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but excluding any employee stock ownership plan or similar employee benefit plan of the Company or the Bank, is or becomes, directly or indirectly, the beneficial owner of securities of the Company representing over twenty-five percent (25%) of the combined voting power of the Company's then outstanding voting securities; or

                      (v) the Company transfers substantially all of its assets to another corporation that is not a wholly-owned subsidiary of the Company.

               (b) "Successor" means any successor to the assets, rights or business of the Company or the Bank as a result of a Change in Control, including without limitation the Company and the Bank if either of them is the surviving or resulting entity of the Change in Control.

        12. WITHHOLDING OF TAXES. The Successor may withhold from the Severance Amount all Federal, state, city or other taxes as may be required under any law, governmental regulation or ruling.


C.      GENERAL TERMS

        13. PAYMENT OF ACCRUED SALARY, ETC. Nothing in this Agreement shall affect Executive's right to receive all earned but unpaid salary or Bonus, accrued but unpaid vacation pay, and submitted but outstanding travel or other expenses due and owing from the Company, the Bank or the Successor on the effective date of the termination of his employment, or any incentive compensation earned but unpaid prior to or coincidental with such date, all of which shall be paid to Executive by the Company, the Bank or the Successor, as the case may be, in accordance with the terms of such obligations.

        14. AMENDMENT. Except insofar as it refers to the Supplemental Agreement and the Trust Agreement, this Agreement sets forth the entire understanding of the parties with respect to its subject matter, and supersedes in their entirety all prior understandings, agreements, representations or arrangements, including Executive's Employment Agreement January 1, 1996 (as so amended, the "Prior Agreement"). This Agreement may not be modified or terminated except upon written amendment executed by Executive, the Company and the Bank (or, if subsequent to the Change in Control, by Executive and the Successor).

        15. NO ASSIGNMENT. Executive's duties and responsibilities hereunder are personal in nature, and accordingly, his rights under this Agreement (including his right to receive the Severance Amount) shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by will or by the laws of descent or distribution. In the event of any attempted assignment or transfer contrary to this Section, neither the Company nor the Bank shall have any liability to pay the Severance Amount or any portion thereof so attempted to be assigned or transferred.

        16. BENEFIT. This Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, Executive and his personal or legal representatives, executors, administrators, heirs and distributees. This Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the Company, the Bank, and their respective successors and assigns, including the Successor.

        17. NOTICES. Notices and all other communications under this Agreement shall be in writing and shall be deemed given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Company or to the Successor (as the case may be) at the address set forth in the first paragraph of this Agreement, and addressed to Executive at his residence address as shown on the records of the Company or the Successor (as the case may be), or to such other address as either party may furnish to the other by like notice; provided, however, that notices of changes of address shall be effective only upon receipt.

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        18.     APPLICABLE LAW. This Agreement shall be governed by and
construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

        19. SEVERABILITY. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.


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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above written.


                                     SKANEATELES BANCORP, INC.



                                     By: S/S John Bernard Henry
                                         -------------------------------
                                              John Bernard Henry
                                              Chairman of Personnel &
                                              Compensation Committee for
                                              the Board of Directors of
                                              the Company and the Bank


                                     SKANEATELES SAVINGS BANK



                                     By: S/S John Bernard Henry
                                         -------------------------------
                                              John Bernard Henry
                                              Chairman of Personnel &
                                              Compensation Committee for
                                              the Board of Directors of
                                              the Company and the Bank



                                         S/S John P. Driscoll
                                         -------------------------------
                                              John P. Driscoll


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